Exhibit 10.13

Amendment No. 1 to the Employment Agreement

This Amendment No. 1 (“Amendment No. 1”) is entered into as of the 17th day of March, 2004 (the “Effective Date”), by and between Quovadx, Inc. (“Quovadx”), a Delaware corporation, with its principal place of business at 6400 S. Fiddler’s Green Circle, Suite 1000, Englewood, CO 80111 and Cory Isaacson (“Mr. Isaacson”). This Amendment No. 1 amends the Employment Agreement entered into between the parties as of the 25th day of August, 2003 (“Agreement’”).

RECITALS

1.	Quovadx entered into the Agreement for the purpose of employing Mr. Isaacson;

2.	Mr. Isaacson is hereby receiving a new title and position with Quovadx;

3.	The parties desire to amend the Agreement to the modified employment terms commensurate with the new title and position.

NOW THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, agree as follows:

THE AGREEMENT

1.	Title and Position: Mr. Isaacson will have the title of Executive Vice President, and will assume the position of President of Rogue Wave Software, a Quovadx division.

2.	Base Salary: Effective on the first day of January, 2004, Quovadx shall pay Mr. Isaacson an annualized salary of no less than $250,000 per year, payable periodically on regular pay days.

3.	Bonus: Mr. Isaacson shall be eligible for a bonus of seventy-five percent of the annualized Base Salary, payable quarterly, for meeting or exceeding the annual Rogue Wave Software budget plan. Attached is the approved budget plan for calendar year 2004.

4.	Stock Options: In connection with this Amendment No. 1, on February 20, 2004 Mr. Isaacson was granted additional options to purchase 155,000 shares of the common stock of Quovadx, with an exercise price equal to the closing price per share of such stock on the date of grant, in accordance with the terms and conditions of a separate Stock Option Agreement executed by Quovadx and Mr. Isaacson.

5.	No Other Modifications. Except as specifically modified hereby, the Agreement remains in full force and effect. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by its duly authorized officers as of the day and year first above written.

QUOVADX, INC.	EMPLOYEE

/s/ Gary T. Scherping	/s/ Cory Isaacson

Signature	Cory Isaacson

Gary T. Scherping Printed Name

Executive Vice President and Chief Financial Officer Title